AGREEMENT AND PLAN OF MERGER
                          ----------------------------


      THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of July 14, 1997 (the "Closing Date") between International Fast Food Corporation (the "Purchaser"), with its principal place of business, and mailing address, located at 1000 Lincoln Road, Suite 200, Miami Beach, Florida 33139, IFFC Acquisition, Inc. having an office at 1000 Lincoln Road, Suite 200, Miami Beach, Florida 33139 ("Acquisition Sub") and a wholly-owned subsidiary of Purchaser, Litigation Funding, Inc. ("Funding"), with its principal place of business, and mailing address, located at 40 Star Island, Miami Beach, Florida 33139 and Mitchell Rubinson and Edda Rubinson (collectively the "Sellers"), individuals residing at 40 Star Island, Miami Beach, Florida 33139.

                              W I T N E S S E T H :

      WHEREAS, Funding is a corporation organized under the laws of the State of Florida; and

      WHEREAS, the Purchaser is indebted to Funding in the amount of Two Million One Hundred Ninety-Eight Thousand Four Hundred Ninety-Four Dollars ($2,198,494) plus accrued interest, pursuant to a promissory note and is responsible for certain additional obligations pursuant to prior agreements with Funding, including, but not limited to, obligations with respect to certain "contract modification proceeds" (including but not limited to the value of Purchaser's new Development Agreement with Burger King Corporation) as defined in that certain Agreement to Assign Litigation Proceeds, as amended (the "Funding Agreement); and

      WHEREAS, the Board of Directors of the Purchaser believes that in order to continue the development of its business plan it is in the best interest of the Purchaser, to enter into this Agreement; and

      WHEREAS, Mitchell Rubinson serves as the Chairman of the Board, Chief Executive Officer and President of Funding and also serves as the Chairman of the Board, Chief Executive Officer and President of the Purchaser; and

      WHEREAS, the Sellers own one hundred percent (100%) of the capital stock of Funding; and

      WHEREAS, Purchaser, Acquisition Sub, Funding and the Sellers wish to set forth the terms and conditions upon which a merger of Funding with and into Acquisition Sub will occur and provide for the representations, warranties, agreements and conditions applicable to the transactions contemplated by this Agreement; and

      WHEREAS, the Board of Directors of each of Purchaser, Acquisition Sub and Funding deems the merger advisable and in the best interest of Purchaser, Acquisition Sub and Funding and of their respective shareholders. The Board of

Directors of each of Purchaser, Acquisition Sub and Funding has adopted resolutions approving this Agreement and the transactions contemplated hereby, and each of the Board of Directors of Acquisition Sub and Funding have directed that this Agreement be submitted for consideration by the shareholders of Acquisition Sub and Funding; and

      WHEREAS, the parties hereto intend this transaction to be treated as a tax-free reorganization, as that term is defined in the Internal Revenue Code of 1986 as amended, under Code Section 368(a)(1)(A) and (a)(2)(D).

      NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Purchaser and the Sellers hereby agree as follows:

      1.    INCORPORATION   BY   REFERENCE.   The  above   recitals  are  herein
incorporated by reference.

       2.   THE MERGER.

            2.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time as set forth in the Articles of Merger, Funding shall be merged with and into Acquisition Sub (the "Merger"). The separate existence and corporate organization of Funding shall thereupon cease and Funding and Acquisition Sub shall thereupon be a single corporation. Acquisition Sub shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue its existence under the provisions of the Florida Business Corporation Act (the "Florida Act").

            2.2 EFFECTIVE DATE OF THE MERGER. On the Closing Date, a certificate of merger (the "Articles of Merger") shall be executed by Funding and Acquisition Sub and shall be filed with the Secretary of State of the State of Florida. The Merger shall become effective at such time as the Certificate of Merger is filed with the Secretary of State of the State of Florida, such time being hereinafter called the "Effective Time."

            2.3 ARTICLES OF INCORPORATION. The Articles of Incorporation of Acquisition Sub as in effect immediately prior to the Effective Time shall be and remain the Articles of Incorporation of the Surviving Corporation from and after the Effective Time until amended as provided by law.

            2.4 BY-LAWS. The By-Laws of Acquisition Sub as in effect immediately prior to the Effective Time shall be and remain the By-Laws of the Surviving Corporation from and after the Effective Time until amended as provided by law.

            2.5 DIRECTORS AND OFFICERS. Acquisition Sub and Purchaser shall, at Closing, cause James F. Martin and Mitchell Rubinson to be appointed as directors of the Surviving Corporation. The officers of Acquisition Sub who shall serve as the officers of the Surviving Corporation until their successors have been elected or appointed and shall have qualified in accordance with the Florida Act and the articles of incorporation and by-laws of the Surviving Corporation shall be Mitchell Rubinson, President and James F. Martin as Secretary/Vice President/Treasurer.

            2.6 CLOSING. The closing of such Merger (the "Closing") shall be effective July 14, 1997, subject to the Purchaser obtaining the approval of Burger King Corporation, or at such later date as the parties hereto shall agree in writing (the "Closing Date"), and shall be held at the offices of the counsel for Purchaser.

            2.7 CONVERSION OF FUNDING COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of capital stock of Purchaser, Acquisition Sub, Funding or Seller; (i) the shares of Common Stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding, and, as a result of the Merger and without any action on the part of the holder thereof, shall remain and thereafter shall be all of the issued and outstanding shares of capital stock of the Surviving Corporation; (ii) all of the shares of Funding shall be converted into and shall become, without further action on the part of the Sellers, the right to receive 23,238,569 shares of common stock of the Purchaser (subject to adjustment no later than August 14, 1997, such adjustment to reflect that number of shares equal to $3,021,014 (the value assigned to Funding) divided by the book value per share of Purchaser's Common Stock as at June 30, 1997 as reported in the Purchaser's 10-QSB for the second quarter of 1997) (the "Company Shares").

      3.    OBLIGATIONS OF SELLERS AND FUNDING.

            At the Closing the Sellers and Funding shall deliver to the Purchaser the following:

            (a) Stock Certificate No. 2 dated January 23, 1996 registered in the name of the Sellers, and representing 100% of the capital stock of Funding (100 shares), duly endorsed to the Purchaser.

            (b) Promissory Note in the principal amount of Two Million One Hundred Ninety-Eight Thousand Four Hundred Ninety-Four Dollars ($2,198,494).

            (c) Resolutions of the shareholders and Board of Directors of Funding authorizing the execution, delivery and performance of this Agreement.

            (d) A Good Standing Certificate of Funding and certified copies of Funding's Articles of Incorporation and By-Laws.

      4. OBLIGATIONS OF THE PURCHASER AND ACQUISITION SUB. At the Closing, the Purchaser and Acquisition Sub shall deliver to the Sellers and Funding:

            (a)   the Company Shares.

            (b) Resolutions of the Board of Directors of Purchaser and Acquisition Sub and the shareholders of Acquisition Sub authorizing execution, delivery and performance of this Agreement.

            (c)   Satisfactory evidence of consent of Burger King Corporation.

      5.    CLOSING AND CONDITION TO CLOSING.

            5.1 CONDITION TO CLOSING. The Closing shall be subject to satisfaction of the following conditions: (i) the representations and warranties of (a) the Sellers and/or Funding contained in Section 6 hereof, and (b) the Purchaser and Acquisition Sub contained in Section 7 hereof, are true and correct and shall be true and correct as of the Closing Date; (ii) the Sellers shall have delivered to the Purchaser and Acquisition Sub the items required by
Section 3 hereof; (iii) the Purchaser and Acquisition Sub shall have delivered to the Sellers and Funding the item required by Section 4 hereof; and (iv) the Purchaser, Acquisition Sub, Funding and the Sellers shall have performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by such party prior to or as of the Closing Date.

      6.    REPRESENTATIONS AND WARRANTIES OF FUNDING AND SELLERS.

            6.1 ORGANIZATION AND STANDING OF FUNDING. Funding is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is entitled to own or lease its property and to carry on its business as and in the places where such properties are now owned, leased or operated. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Funding, and will not result in a breach or default under, or result in the creation of any lien, security interest, charge or encumbrance upon the Funding Shares, or any of the properties or assets of Funding as a result of the terms, conditions or provisions of any contract, note, mortgage or any other agreement, instrument or obligation to which Funding is a party or by which Funding or any of its properties or assets may be bound.

            6.2 CAPITALIZATION. The authorized capital stock of Funding consists of One Hundred (100) shares of Common Stock, par value $.01 per share of which One Hundred (100) shares of Common Stock are duly and validly issued, outstanding, fully-paid and non-assessable and are owned by Sellers. There are currently no outstanding warrants, options, subscription rights or other commitments of any character granted by Funding relating to the issued or unissued shares of capital stock of Funding.

            6.3   AUTHORITY  OF FUNDING  AND  SELLERS;  CONSENTS;  EXECUTION  OF
AGREEMENTS. Funding and Sellers have all requisite power, authority, and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by them hereunder. No consent, authorization, approval, license, permit or order of, or filing with, any person or governmental authority is required in connection with the execution or the transactions and obligations to be performed by it hereunder. The execution and delivery of this Agreement, and the performance of the transactions and obligations contemplated hereby by Funding and the Sellers, have been duly authorized by all requisite corporate action of Funding. This Agreement has been duly executed and delivered by Funding and the Sellers and constitutes a valid and legally binding obligation of Funding and the Sellers, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws.

            6.4 COMPLIANCE WITH LAWS AND CONTRACTS. The execution, delivery and performance by Funding and the Sellers of this Agreement and the other documents and instruments contemplated by this Agreement to be executed, delivered and performed by Funding and the Sellers in compliance with their respective terms and provisions does not and will not (i) violate, conflict with or result in a default under Funding's Articles of Incorporation or Bylaws; (ii) violate any statute, ordinance, rule, regulation, order or decree of any court or of any public, governmental or regulatory body, agency or authority applicable to Funding; (iii) require any filing with, or permit, consent or approval of, or the giving of any notice to, any public, governmental, or regulatory body, agency or authority by Funding; (iv) conflict with, or result in a breach of, any of the terms, conditions or provisions of any mortgage, lien or other security arrangement or any agreement, instrument, order, judgment, decree or any other restriction of similar kind or character to which Funding is a party or is otherwise bound; or (v) will not result in the declaration or imposition of any lien, charge or other encumbrance of any nature whatsoever upon any of the shares or funding purchased by the Purchaser hereunder.

            6.5 THE FUNDING SHARES. Funding and Sellers warrant and represent that the shares of Funding's common stock are duly authorized, validly issued and free and clear of any liens, pledges, hypothecations, options, contracts or encumbrances.

            6.6   LITIGATION.   There  are  no  legal  proceedings   pending  or
threatened against Funding, and there is no outstanding judgment, order, writ, injunction or decree of any court against or affecting Funding.

            6.7   INVESTMENT.  Sellers warrant and acknowledge that:

                  6.7.1 the Company Shares have not been registered under the Securities Act of 1933, as amended ("Act"), or under applicable state blue sky laws;

                  6.7.2 the Sellers are acquiring the Company Shares for their own account and not with a view to, or for sale in connection with, any distribution thereof; and

                  6.7.3 the Sellers are aware that the Company Shares may not be sold unless such securities are registered pursuant to the Act or qualify for an exemption from such registration.

            6.8 TRUE AS OF CLOSING DATE. Funding and the Sellers warrant and represent that the representations and warranties contained in this Agreement are true and correct in all respects as of the Closing Date.

      7.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND ACQUISITION SUB.

            7.1 ORGANIZATION AND STANDING OF THE PURCHASER AND ACQUISITION SUB. The Purchaser and Acquisition Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Florida, and each s entitled to own or lease its property and to carry on its business as and in the places where such properties are now owned, leased or operated. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser and Acquisition Sub, and will not result in a breach or default under, or result in the creation of any lien, security interest, charge or encumbrance upon the Company Shares, or any of the properties or assets of the Purchaser or Acquisition Sub as a result of the terms, conditions or provisions of any contract, note, mortgage or any other agreement, instrument or obligation to which the Purchaser or Acquisition Sub is a party or by which they or any of their properties or assets may be bound.

            7.2 CAPITALIZATION. The authorized capital stock of the Purchaser consists of One Hundred Million (100,000,000) shares of Common Stock, par value $.01 per share of which Seventeen Million Five Hundred Fifty-Five Thousand Five Hundred Seventeen (17,555,517) shares of Common Stock are presently issued and outstanding. The authorized capital stock of Acquisition Sub consist of One Thousand (1,000) shares of common stock par value $.01 per share of which One Hundred (100) shares of common stock are presently issued and outstanding.

            7.3 AUTHORITY OF THE PURCHASER AND ACQUISITION SUB; CONSENTS; EXECUTION OF AGREEMENTS. The Purchaser and Acquisition Sub have all requisite power, authority, and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by them hereunder. No consent, authorization, approval, license, permit or order of, or filing with, any person or governmental authority is required in connection with the execution or the transactions and obligations to be performed by it hereunder (except that the Acquisition Sub is required to obtain the consent of its shareholder to effectuate this Agreement). The execution and delivery of this Agreement, and the performance of the transactions and obligations contemplated hereby by the Purchaser and Acquisition Sub, have been duly authorized by all requisite corporate action of the Purchaser and Acquisition Sub. This Agreement has been duly executed and delivered by the Purchaser and Acquisition Sub and constitutes a valid and legally binding obligation of the Purchaser and Acquisition Sub, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws.

            7.4 TRUE AS OF CLOSING DATE. The Purchaser and Acquisition Sub warrants and represents that the representations and warranties contained in this Agreement are true and correct in all respects as of the Closing Date.

            7.5 THE COMPANY SHARES. Purchaser warrants and represents that the Purchaser is authorized to issue the Company Shares, and that the Company Shares, when issued, are free and clear of all liens, pledges, hypothecations, options, contracts and other encumbrances.

      8. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if physically delivered; delivered by overnight delivery, confirmed telecopy, telegram or courier; or three days after having been deposited in the United States Mail, as certified mail with return receipt requested and with postage prepaid, addressed to the recipient at the address listed at the top of the first page of this Agreement. Any of the foregoing addresses may be changed by giving notice of such change in the foregoing manner, except that notices for changes of address will be effective only upon receipt.

      9. TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

            (a)   by mutual consent of the parties hereto;

            (b) upon a material breach by either party of any representation, warranty or covenant contained in this Agreement, and such breach shall not have been cured within ten (10) days after receipt by the party in breach of a notice from the non- breaching party setting forth in detail the nature of such breach.

      10.   MISCELLANEOUS.

            (a) ASSIGNMENT. This Agreement and the rights granted hereunder may not be assigned in whole or in part by any of the parties without the prior written consent of the other parties.

            (b) FURTHER ASSURANCES. All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

            (c) GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and VICE VERSA.

            (d) CAPTIONS. The captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any of the provisions hereof.

            (e) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

            (f) AMENDMENT. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

            (g) CHOICE OF LAW. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Florida.

            (h) EFFECT OF WAIVER. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

            (i) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            (j) ENFORCEMENT. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees, expenses and costs at all trial and appellate levels. Venue for any such action, in addition to any other venue permitted by statute, will be Broward County, Florida.

            (k) BINDING NATURE. This Agreement will be binding upon and will inure to the benefit of any successor or successors of the parties to this Agreement.

            (l) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

            (m) CONSTRUCTION. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

      The parties, as evidenced by their signatures below, acknowledge that this Agreement has been presented to their attorneys and that their attorneys have had the opportunity to review and explain to them the terms and provisions of the Agreement, and that they fully understand those terms and provisions.

      IN WITNESS WHEREOF, the parties have respectively caused this Agreement to be executed on the date first above written.

Witnesses:                                Purchaser:

___________________________               International Fast Food Corporation

___________________________
                                          By:   /s/ James F. Martin
                                             -----------------------------------
                                               James F. Martin, Vice President

Witnesses:                                Acquisition Sub:

___________________________               IFFC Acquisition, Inc.

___________________________
                                          By:   /s/ Mitchell Rubinson
                                             -----------------------------------
                                               Mitchell Rubinson, President

Witnesses:                                Sellers:

___________________________
                                            /s/ Mitchell Rubinson
___________________________               --------------------------------------
                                          Mitchell Rubinson

___________________________
                                            /s/ Edda Rubinson
___________________________               --------------------------------------
                                          Edda Rubinson

Witnesses:
                                          Litigation Funding, Inc.
___________________________

___________________________               By:   /s/ Mitchell Rubinson
                                             -----------------------------------
                                               Mitchell Rubinson, President